Exhibit 99.1

*PRESS RELEASE*

Contacts:
Gary L. Clay, Chairman
Mark K. Schumm, President and Chief Executive Officer
(419) 238-9662

VWF Bancorp, Inc. Announces Date of Annual Meeting of Stockholders

Van Wert, OH; August 18, 2022 – VWF Bancorp, Inc. (OTCQB: VWFB), the holding company for Van Wert Federal Savings Bank, today announced that it will hold its 2022 Annual Meeting of Stockholders on Wednesday, November 16, 2022.
About Van Wert Federal Savings Bank

Originally chartered in 1889, Van Wert Federal Savings Bank is a federally-chartered stock savings bank that operates from its sole office in Van Wert, located in northwest Ohio.